Exhibit 99

Energous Corporation Reports Second Quarter 2015 Results

Management to Host Conference Call Today at 11:30 A.M. ET

SAN JOSE, CA – August 10, 2015 – Energous Corporation ("Energous" or "the Company") (NASDAQ: WATT), the developer of WattUp™, a revolutionary wire-free charging technology for mobile devices that provides power at a distance, has issued its unaudited financial results for the second quarter ended June 30, 2015. Energous has also provided a corporate update to highlight the Company’s progress since its last investor call on May 11, 2015. Key updates are found below:

Update with Tier One Consumer Electronics Partner

Earlier this year, Energous signed a development and licensing agreement with a tier one consumer electronics company to embed WattUp wire-free charging receiver technology into various products including, but not limited to, mobile consumer electronics and related accessories. The agreement was subsequently expanded to include the integration of WattUp transmitter technology. As previously announced, Energous and this partner also plan to collaborate to introduce WattUp technology to potential partner companies including Wi-Fi router and mobile accessory manufacturers.

During the second quarter of 2015, the Company continued its collaboration with the tier one, which included an expansion in the scope of the development and licensing agreement which resulted in a modification to the payment schedule that further solidifies its revenue plan that was announced during the last quarterly call.

Receipt of Commercial Candidate Silicon

Energous recently completed its third revision of silicon, which is expected to be the final form factor incorporated into consumer products through the Company’s initial licensees. The Company views this as a major development and competitive advantage as it strives toward first mover advantage.

Expanded Team

The Company continues to make key additions to both its leadership and technical teams. Mr. Martin Cooper, “the father of the cell phone,” who was previously on Energous' board of advisors, joined the board of directors. Cooper is an innovator in the field of radio spectrum management and brings a vast amount of regulatory and wireless communications experience. Mr. Brian Sereda was appointed to Vice President and Chief Financial Officer. Sereda brings over 20 years of financial management expertise and a proven track record of working with emerging growth technology companies in software, semiconductors, networking equipment and consumer electronic devices. Energous has also significantly expanded its technical team, which now includes six PhD’s with over 110 years of cumulative industry experience covering RF engineering, algorithms and consumer electronics.

Update to Key Milestones

•	Regulatory Approvals – Energous believes that collaboration with its partners will result in a more predictable regulatory process and one in which future customers can leverage for their product approvals. During the second quarter, the Company met with the California Energy Commission (CEC) and given the feedback received determined there are no expected issues with compliance.

•	Patents – The Company continues its focus on expanding its intellectual property, while building and refining its patent portfolio and overall strategy. The Company recently received notice that three applications have been approved by the USPTO and are expected to be issued in the third quarter of 2015. Energous now has an intellectual property portfolio totaling more than 150 U.S. patent applications and foreign equivalents. The patent applications submitted surround eight key areas that are core to the Company’s technology.

Consistent with its 2015 Annual Operating Plan, for the first half of the year Energous focused the bulk of its resources on completing the final development steps with respect to commercialization of the WattUp technology. For the remainder of 2015, Energous will concentrate on finalizing WattUp commercialization development, furthering product development for its tier one partner and expanding the number of joint development and licensing agreements under contract. Energous will also continue to support its tier one strategic partner in its plan to obtain the necessary regulatory approvals to support broad adoption of the WattUp technology.

•	Reference Designs – Consistent with the Company’s goal to help partners shorten their development lifecycles and complete products with robust functionality, Energous remains on track to deliver reference designs to support customer evaluation of its technology through reference designs. The Company is initially targeting low-powered (bedside) transmitter and receiver reference designs in late 2015 / early 2016, followed by solutions for high-powered transmitters and receivers (full-featured).

•	First Products to Market – The first commercially launched products are expected to be for low powered devices, supporting the Internet of Things (IoT), including cylindrical batteries, toys, and other markets that are outside of the first to market requirements set forth by the development and licensing agreement with the Company’s tier one partner.

Energous expects to demonstrate the reference designs in conjunction with strategic partner developed products at the 2016 CES show with these products expected to be available for sale to consumers in 2016.

Unaudited Financial Results

For the second quarter ended June 30, 2015, the Company reported:

•	Revenue of $225,000
•	$6.4 million in operating expenses, which consisted of $3.8 million in R&D, $1.9 million in G&A and $0.7 million in marketing expenses
•	Net loss (GAAP) of $6.1 million, or $(0.48) per basic and diluted share
•	Adjusted EBITDA (non-GAAP) loss of $4.8 million
•	The Company had $20.5 million in cash and cash equivalents on its balance sheet as of June 30, 2015 and no debt outstanding.

Management Commentary

“We made significant progress during the second quarter and have accelerated our pace of development, which is particularly important as we aggressively work with our tier one partner to meet our delivery milestones,” said Stephen R. Rizzone, President and CEO of Energous. “The biggest milestone from an engineering point of view is the receipt of our third generation silicon, which we believe will be the foundation for the industry’s first commercial RF solution to provide meaningful wire free power to mobile devices. The ability of our development team to move from first to third generation silicon in only 18 months speaks volumes to our first to market advantage.”

“As previously stated, we have been focusing the bulk of our resources to ensure the relationship with our tier one consumer electronics partner is successful. With our first generation prototypes submitted, we can now deploy resources towards securing additional licensing agreements in the IOT, toys and cylindrical batteries markets and delivering on development milestones which will be entailed in each. We anticipate announcing several of these agreements before the end of 2015.”

Second Quarter 2015 Conference Call

Energous management will host a conference call, which will be followed by a question and answer period.

Date: Monday, August 10, 2015
Time: 11:30 a.m. Eastern time
Conference Line (U.S.): 1-888-523-1225
International Dial-In: 1-719-325-2463
Conference ID: 6397917
Webcast: http://public.viavid.com/index.php?id=115541

Please dial in at least 10 minutes before the call to ensure timely participation.

A replay of the call will be available at 2:30 p.m. Eastern time on the same day through August 25, 2015. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 6397917.

About Energous Corporation

Energous Corporation (NASDAQ: WATT) is developing WattUp, an award-winning wire-free charging technology that will transform the way people charge and power their electronic devices at home, in the office, in the car and beyond. WattUp is a revolutionary, patent-pending solution that delivers intelligent, scalable power via the same radio bands as a Wi-Fi router. WattUp differs from current wireless charging systems in that it will deliver meaningful, usable power, at a distance, to multiple devices, resulting in a wire-free experience that saves users from having to remember to plug in their devices or place them on a mat. For more information, please visit Energous.com, or follow Energous on Twitter and Facebook.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements in this release that are not based on historical fact are “forward-looking statements”. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Information

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents adjusted EBITDA which is a non-GAAP measure. The adjusted EBITDA is determined by taking the net loss and adding interest, taxes, depreciation, amortization, stock-based compensation, the change in fair value of derivative liabilities and the gain on the extinguishment of debt. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation table to the comparable GAAP measure is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

Contact:

Media:

Edelman for Energous

edelman@energous.com

Investor Relations:

MZ North America

Matt Hayden

Chairman

Direct: 1-949-259-4986

Email: IR@energous.com

Web: www.mzgroup.us

 Energous Corporation

CONDENSED BALANCE SHEETS

	As of
	June 30, 2015	December 31, 2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$20,508,268	$31,494,592
Prepaid expenses and other current assets	665,020	416,580
Prepaid rent, current	80,784	80,784
Total current assets	21,254,072	31,991,956

Property and equipment, net	1,613,910	1,515,299
Prepaid rent, non-current	258,628	299,020
Other assets	32,555	22,648
Total assets	$23,159,165	$33,828,923

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$817,341	$1,716,011
Accrued expenses	1,044,669	792,349
Deferred revenue	75,000	-
Total current liabilities	1,937,010	2,508,360

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at June 30, 2015 and
December 31, 2014; no shares issued or outstanding	-	-
Common Stock, $0.00001 par value, 50,000,000 shares authorized at June 30, 2015 and
December 31, 2014; 12,971,953 and 12,781,502 shares
issued and outstanding at June 30, 2015 and December 31, 2014, respectively.	129	127
Additional paid-in capital	85,439,365	82,465,914
Accumulated deficit	(64,217,339)	(51,145,478)
Total stockholders’ equity	21,222,155	31,320,563
Total liabilities and stockholders’ equity	$23,159,165	$33,828,923

 Energous Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Revenue	$225,000	$-	$425,000	$-

Operating expenses:
Research and development	3,779,852	1,556,493	8,055,416	2,485,706
General and administrative	1,910,702	1,133,101	3,722,844	1,802,390
Marketing	684,416	805,429	1,728,310	1,227,460
Total operating expenses	6,374,970	3,495,023	13,506,570	5,515,556

Loss from operations	(6,149,970)	(3,495,023)	(13,081,570)	(5,515,556)

Other income (expense):
Change in fair value of derivative liabilities	-	1,725,823	-	(26,265,177)
Interest income (expense), net	3,388	(36,547)	9,709	(1,034,737)
Gain on debt extinguishment	-	2,084,368	-	2,084,368
Total	3,388	3,773,644	9,709	(25,215,546)

Net (loss) income	$(6,146,582)	$278,621	$(13,071,861)	$(30,731,102)

Basic net (loss) income per common share	$(0.48)	$0.03	$(1.02)	$(5.07)
Diluted net (loss) income per common share	$(0.48)	$0.03	$(1.02)	$(5.07)

Weighted average shares outstanding, basic	12,914,768	9,370,172	12,851,677	6,057,598
Weighted average shares outstanding, diluted	12,914,768	10,773,670	12,851,677	6,057,598

 Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Net loss (income) (GAAP)	$(6,146,582)	$278,621	$(13,071,861)	$(30,731,102)
Add (subtract) the following items:
Interest (income) expense, net	(3,388)	36,547	(9,709)	1,034,737
Depreciation and amortization	223,082	30,592	414,301	54,805
Stock-based compensation	1,119,545	420,381	2,798,766	912,504
Gain on debt extinguishment	-	(2,084,368)	-	(2,084,368)
Change in fair value of derivative liabilities	-	(1,725,823)	-	26,265,177
Adjusted EBITDA (non-GAAP)	$(4,807,343)	$(3,044,050)	$(9,868,503)	$(4,548,247)